EXHIBIT 21

BRP Group, Inc. List of Subsidiaries as of March 23, 2020

Company Name	State of Incorporation
Baldwin Risk Partner's LLC	Delaware
BRP Colleague Inc.	Florida
Baldwin Krystyn Sherman Partners, LLC	Florida
BKS D&M Holdings, LLC	Florida
BRP D&M Insurance, LLC	Florida
BKS Smith, LLC	Florida
BKS MS, LLC	Florida
BKS Partners Galati Marine Solutions, LLC	Florida
BKS Private Risk Group, LLC	Florida
League City Office Building, LLC	Florida
BKS-IPEo JV Partners, LLC	Florida
BKS Financial Services Holdings, LLC	Florida
BKS Financial Investments, LLC	Florida
BKS Securities, LLC	Florida
BRP Main Street Insurance Holdings, LLC	Florida
BRP Bradenton Insurance, LLC	Florida
BRP Black Insurance, LLC	Florida
BRP Ryan Insurance, LLC	Florida
BRP Affordable Home Insurance, LLC	Florida
The Villages Insurance Partners, LLC	Florida
Laureate Insurance Partners, LLC	Florida
BRP Foundation, LLC	Florida
BRP Insurance Intermediary Holdings, LLC	Florida
AB Risk Specialist, LLC	Florida
KB Risk Solutions, LLC	Florida
Millennial Specialty Insurance, LLC	Florida
BRP Specialty Wholesale, LLC	Florida
BRP Medicare Insurance Holdings, LLC	Florida
BRP Medicare Insurance, LLC	Florida
BRP Medicare Insurance II, LLC	Florida
BRP Medicare Insurance III, LLC	Florida